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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF LATHAM & WATKINS]



                                 April 12, 2000




Tuboscope Inc.
2835 Holmes Road
Houston, Texas 77051

     Re: Registration Statement on Form S-4; 48,040,991 shares of Common
         Stock, par value $.01 per share
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Ladies and Gentlemen:

          In connection with the registration of 48,040,991 shares of common stock, par value $.01 per share (the "Shares"), of the Company, under the Securities Act of 1933, as amended (the "Act"), by Tuboscope Inc., a Delaware corporation (the "Company"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on April 11, 2000 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

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LATHAM & WATKINS

Tuboscope Inc.
April 12, 2000
Page 2


          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and upon the amendment of the Company's Certificate of Incorporation to increase the number of shares authorized to 200,000,000, will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters".

                                            Very truly yours,

                                            /s/ LATHAM & WATKINS